Articles of Amendment
to
Articles of Incorporation

Smart Kids Group, Inc.
(Name of Corporation as currently filed with the Flordia Dept. of State)

P03000016411
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of lncorporation:

A. If amending name, enter the new name of the corporation:
_____________________________________________________ The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the Abbreviation “Corp.,” "Inc" "or Co.," or the designation "Corp, " "Inc, " or "Co ".  A professional corporation name must contain the word "chartered,” "professional association, or the abbreviation "P.A. "

B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Flordia, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:	(Florida street address)
, Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent.  I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
___________	___________	___________	☐ Add
		___________	☐ Remove
___________

___________	___________	___________	☐ Add
		___________	☐ Remove
___________

___________	___________	___________	☐ Add
		___________	☐ Remove
___________

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Article V shall be amended to state the following:
Capital Stock: The total number of shares of capital stock which the Corporation shall have authority to issue shall be: 1,840,000,000.  These shares shall be divided into two classes, with one billion, eight hundred million shares (1,800,000,000) designated as common stock, par value $0.0001 per share, and forty million shares (40,000,000) designated as preferred stock, blank check, par value $0.0001 per share.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself.
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	July 4, 2011
(date of adoption is required)
Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                                      (CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendments(s) was/were sufficient for approval by
 ______________.”
 (voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	July 4, 2011

Signature  /s/ Lisa Yakiwchuk
(By a director, president or other office – if directors or officers have not been selected, by an incorporation – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Lisa Yakiwchuk
(Typed or printed name of person signing)

Chief Operating Officer
(Title of person signing)